     As filed with the Securities and Exchange Commission on June 12, 2001
                                                  Registration. No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

                            Registration Statement
                                     Under
                          The Securities Act of 1933

                     Aquatic Cellulose International Corp.
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)

Nevada                                     1600                   82-0381904
--------------------                       -----                  ----------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. employer
incorporation or organization)    Classification Code Number    identification
                                                                    number)

    3704 32nd Street, Suite 301 Vernon, B.C.                       VIT 5N6
   ------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)

              Registrant's Telephone number, including area code:

                     ------------------------------------

                                  Gary Ackles
                         3704 32/nd/ street, Suite 301
                             Vernon, B.C.  VIT 5N6
                                (800) 565-6544
           (Name, address and telephone number of agent for service)

                      ----------------------------------

                                  Copies to:
                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          19600 Fairchild, Suite 260
                           Irvine, California 92612
                                (949) 851-9261

                      ----------------------------------

               Approximate date of proposed sale to the public:
  As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]:
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                      ----------------------------------

                        Calculation of registration fee
                        -------------------------------

                                                               Proposed    Proposed
                                                               maximum     maximum
                                               Number          offering    aggregate      Exercise     Proceeds
Title of each class of                         to be           price Per   offering       price        to the      Amount of
securities to be registered                    registered      share (1)   price (1)      per share    Company     registration fee
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------
Common Shares, par value
$.001 underlying secured                       26,866,437 (2)   $0.048     $1,289,589                                  $  322.40
convertible debentures                         25,853,659 (3)   $0.048     $1,240,976                                  $  310.24
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------

Shares Underlying                                 250,000 (4)                             $0.35 (7)    $ 87,500        $   21.88
Warrants
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------

Restricted
Common Shares                                   1,700,000 (5)   $0.048     $   81,600                                  $   20.40
par value $.001
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------

Restricted
Common Shares                                   2,500,000 (6)   $0.048     $  120,000                                  $   30.00
par value $.001
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------

Total Registration Fee                         57,170,096                                                              $  704.92
---------------------------------              --------------  ---------   ----------     ---------    --------    -----------------

(1)  Estimated solely for the purpose of determining the registration fee
(2) Represents an adjustment to the number of shares of Common Stock required to be held in reserve to provide for the conversion of the notes registered on Form SB2, August 21, 2000, file number 333-44184.
(3) Common stock issuable upon conversion of an aggregate of $250,000 in convertible debentures issued in connection with the January 25, 2001 and March 14, 2001 financing to various investors, plus $250,000 in convertible debentures to be issued on the second trading day following the effective date of this registration statement.
(4) Common stock issuable upon the conversion of warrants issued in connection with the January 2001 financing.
(5) Common stock issued in connection with an accounts payable settlement of $115,600.
(6) Common stock issued in connection with the purchase of assets for 2,500,000 shares.
(7) Estimated solely for the purpose of calculating the registration fee of warrants exercisable at $0.35 per share.

                     -------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
June 12, 2001


                     AQUATIC CELLULOSE INTERNATIONAL CORP.
                       57,170,096 Shares of common stock


     The 57,170,096 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders". The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders who invested in our October 2000 and May 2001 private placements are deemed to be underwriters within the meaning of the Securities Act of 1933. Please see the "Selling Shareholders" section in this prospectus for a complete description of all of the selling shareholders

     Our common stock is traded on the OTC Bulletin Board under the symbol "AQCI". On June 12, 2001, the closing bid price of our common stock on the OTC Bulletin Board was $.07

--------------------------------------------------------------------------------

     This investment involves a high degree of risk See the "Risk Factors"
                             beginning on page 9.

--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                        Page No.
Summary of Information in the Prospectus...............................      5
Risk Factors...........................................................      9
Use of Proceeds........................................................     13
Price Range of Common Stock............................................     13
Our Dividend Policy....................................................     14
Management's Discussion and Analysis of Financial Condition and
 Results of Operations.................................................     15
Our Business...........................................................     20
Management.............................................................     24
Executive Compensation.................................................     25
Certain Relationships and Related Transactions.........................     26
Principal Stockholders.................................................     26
Description of Securities..............................................     27
Selling Stockholders...................................................     30
Plan of Distribution...................................................     31
Legal Proceedings......................................................     34
Experts................................................................     34
Legal Matters..........................................................     34
Other Available Information............................................     34
Indemnification........................................................     35
Financial Statements...................................................     36

                              Prospectus summary

This summary highlights selected information contained in this prospectus. To understand this offering fully, you should read the entire prospectus carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

Unless otherwise indicated, this prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our common stock.

                     Aquatic Cellulose International Corp.

  Aquatic Cellulose International Corp. ("Aquatic") is a Nevada Corporation originally organized as Aquatic Cellulose Ltd. ("ACL") and was incorporated in March of 1997.

  Located in Vernon, British Columbia, Canada, Aquatic is a forest industry based company whose resource is submerged timber. Aquatic harvests submerged trees with a surface mounted robotic arm that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings) special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

Key to Aquatic's business
-------------------------

  The key to Aquatic's business is obtaining timber and the rights to harvest (i.e. harvesting rights are gained through lease rights which are obtained and controlled by AQCI's joint venture alliances). First, Aquatic researches a potential site to ensure sufficient timber is recoverable to warrant an on-site visit. Next, Aquatic travels to the site for more extensive evaluations of the timber reserve. If the reserve is adequate, Aquatic meets with the local government officials to determine the ownership of the wood reserve. Presently, Aquatic has only one right to harvest timber, which is in the Turcuri reservoir, located in the Amazon region of Brazil.

  In cases where the wood has sunk to the bottom of the water location, the local government takes over ownership of the wood to ensure that its environmental concerns are addressed. Once ownership is determined, Aquatic applies for an appropriate salvage permit. To date AQCI has successfully salvaged wood at Monty Lake, in Central British Colombia.

  Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case Aquatic first meets with all appropriate government officials to receive approval from the host country to evaluate its inundated forests. Once received, Aquatic evaluates the target site to ensure there is a sufficient volume of timber. Finally, Aquatic forms a joint venture alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and, put in place the down stream infrastructure to process the timber.

  This industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway on route to a mill or load out area. Aquatic's management estimates that, in general, 17% of the logs on route by water to a mill or load out area, sink to the bottom of the waterway before reaching their destination.

  Inundated or salvage timber is viable for all types of finished product production, including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, Aquatic's Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

  Presently there is not one operation existing that can consistently and systematically harvest or collect trees under water on a large scale, commercially viable basis. Furthermore, not one company has focused on the international market place. Existing operations typically focus on specific lakes with no stated plan to move outside of their home territory. Aquatic has investigated underwater forests and salvage timber in Canada, the United States, and Central and South America. In addition to confirming the quality and location of the submerged forest, Aquatic also completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined was in excellent condition and suitable for harvest and processing. Aquatic has also done on-sight evaluations of the Tucurui and Balbina reservoirs in Brazil.

Technological innovations
-------------------------

  Aquatic's timber harvesting system, utilizes three technological innovations. The first is the harvesting system's camera system with "vision enhancement". The camera system utilizes low lux digitally enhanced optics (the ability to capture visual images in low light places) and lighting which provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

  The second technology is the "Robotically Controlled Arms and Heads". Aquatic has software that transforms individual arm and head joint position feed back data into an accurate real time graphical image. This software operates on a system of two Intel Pentium based computers that are networked together (the software is copyrighted by Gary Ackles.). Additionally, a true three-axis robotic control of the arm position and head functions are incorporated. There is a patent for the use of this visually enhanced robotically controlled arm in the recovery of submerged timber. The patent number is 6,024,145, effective date of 2/15/00, and belongs to Aquatic's president, Mr. Gary Ackles. Mr. Ackles is not compensated for the use of his technology by Aquatic

  The third feature is "Sonar Imaging". The visual range provided by this vision system is extended by three separate but complementary systems. The first system is the bottom scan which gives the profile of the submerged terrain plus the depth and distance between the head and the targets. The second system, the polar sector scan, is an uninterrupted 360 degree sweep of the harvesting area and provides the operator with a continuous overview of all trees in the harvest area including a "nest tree" location data. The third system is a state of the "real time" sonar, which rotates with the harvester head allowing the operator to target and capture individual trees.

  All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. In the fall of 1998, the ATH-60 performed a project on Monty Lake, Southern Interior of Central British Columbia, Canada, in the recovery of sunken timber. The project was a success and established that the ATH-60 could perform and do so consistently. Currently the ATH-60 is harvesting timber at the Company's Brazil project.

Two main target markets
-----------------------

  Aquatic has two main target markets. The first is reservoirs, including hydroelectric projects, irrigation dams, etc. There are over 38,000 large dams in the world and a significant number of these have nearby reservoirs containing timber. Thus, this is the main source of standing inundated timber. Aquatic has done evaluations of the Tucurui and Balbina reservoirs in Brazil and is investigating other regions such as Chile, Argentina, Venezuela, Panama and New Zealand. These evaluations revealed that Brazil's submerged forests contain a multitude of wood species of which at a minimum, 60% of the wood can be used for saw wood and the remaining 40% for plywood. Secondary markets in this arena would include hydroelectric utility companies, forestry companies and governmental agencies (i.e. those involved in power generation, foreign investment, economic development and the environment).

  The second market is salvage timber, much of which sank to the bottom of lakes and rivers many years ago. Some state and provincial governments treat this timber as un-owned and consider them Natural Resources, collecting a token stumpage fee upon harvest.

                                 The offering

Securities Offered            57,170,096 Selling Security Holder Shares of which
                              4,200,000 have previously been issued as restricted stock

Common Stock Outstanding:
   Prior to the Offering      46,563,755 as of June 7, 2001
   After the Offering         99,533,851 Shares

Offering Price                The selling shareholders can sell the shares at
                              any price.

Use of Proceeds               This prospectus relates to shares of our common
                              stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders.
                              These funds will be used for ongoing operations.

Market for our Common Stock:    Our Common Stock trades on the Over-the Counter
                                Bulletin Board, also called OTCBB, under the trading symbol "AQCI". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.


                         Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and accompanying notes) of our Company and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                      Nine month period              Year ended May 31
                                  ended February 28, 2001             2000          1999
                                  -----------------------      -------------------------

Net sales                                     $   245,971      $   353,125   $     3,070
Cost of sales                                     475,578          347,857             0
Amortization                                        2,106            1,904         2,160
Interest and financing fees                       548,368           76,500             0
Engineering design                                      0           60,693        80,288
Selling, general and
   Administrative                                 819,728          851,949       404,091
Net Loss                                      $(1,599,809)     $  (985,748)  $  (483,469)
Weighted average Common
        Shares outstanding:
         basic and diluted                     39,284,969       36,842,267    19,014,620

Basic loss per share                          $     (0.04)     $     (0.03)  $     (0.03)

Current Assets                                $   352,536      $   540,677   $   358,640
Total Assets                                      466,173          544,905       364,866
Current Liabilities                               965,310          667,685        24,060
Total Liabilities                                 965,310          667,685        24,060
Shareholders' equity (deficit)                $  (499,137)     $  (122,780)  $   340,806

                                 Risk Factors

Any investment in shares of Aquatic's common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy Aquatic's common stock. If any of the following risks actually occur, Aquatic's business would likely suffer. In these circumstances, the market price of Aquatic's common stock could decline, and you may lose all or part of the money you paid to buy Aquatic's common stock.

Aquatic's technology is new and subject to the risks of a new business.
-----------------------------------------------------------------------

     Aquatic began testing the ATH-60 technology in the fall 1998 in Monty Lake, Southern Interior of Central British Columbia, Canada. Aquatic is currently contracting the manufacturing of the ATH-120 and will continue manufacturing as revenues and funds become available. Since the technology is new, it may not succeed in earning sufficient revenue to sustain and ongoing business.


Aquatic will require additional financing for growth.
----------------------------------------------------

      Aquatic has limited financial resources. Until our operating results improve, we must obtain outside financing to fund the expansion of our business. Any additional debt or equity financing may be dilutive to our shareholders. Financing must be provided from our operations, or from the sale of equity securities, borrowing, or other sources of third party financing. The sale of equity securities could dilute our existing stockholders' interest, and borrowings from third parties could result in our assets being pledged as collateral and loan terms that would increase our debt service requirements and could restrict our operations. There is no assurance that capital will be available from any of these sources, or, if available, upon terms and conditions acceptable to us.

      Additionally, there can be no assurance that even should our Company be successful in raising funds, that we would be successful in ours operations to generate enough revenues to continue as a going concern.


The issuance of these shares will result in dilution
----------------------------------------------------

     As of the date of this registration statement, Aquatic had outstanding $775,800 of convertible debentures that can be converted into shares of our common stock. Within two trading days after the effective date of this amended registration additional debentures amounting to $250,000 will be issued. The number of shares we will issue upon the conversion of these debentures fluctuates with our common stock market price, cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. $525,800 of these convertible debentures have a conversion price that is the lesser of
(1) $0.60 and (2) 70% of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the applicable conversion date. The remaining $500,000 convertible debentures have a conversion price that is the lesser of (1) $0.083, and (2) 66.67% of the average of the lowest three inter-day sales prices of the Common Stock. Thus, the debentures may be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value.

     Certain terms and conditions must be met at the time of the closing of the $250,000 convertible debenture that is to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

          . The representations and warranties given by the company are still valid at the time of funding i.e.,
                    i) Aquatic is in good standing under the laws of the state of Nevada,
                    ii) the financing transaction is property authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
                    iii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
                    iv) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.
          . The registration statement shall be declared effective within ninety days of filing,
          . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
          . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
          . Aquatic has not had in excess of 33% of its voting securities acquired.

     As of the date of this registration statement, Aquatic had outstanding a total of 500,000 warrants to purchase our common stock at an exercise price of $0.69, and 250,000 warrants at an exercise price of $.35, which is above the current market price. 250,000 of the warrants exercisable at $0.69 may be exercised any time up to and including May 4, 2003 and the remaining 250,000 warrants exercisable at $0.69 may be exercised any time up to and including September 29, 2003. 75,000 and 50,000 of the $0.35 warrants are exercisable up to and including January 25, 2004 and March 14, 2004 respectively. The remaining 125,000 warrants exercisable at $0.35 will be issued within two days of the registration statement becoming effective will be exercisable up to three years of the date of issuance. If the exercise of these warrants occur at below market prices, shareholders will be subject to an immediate dilution in their per share net tangible book value

     Currently we have reserved 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 52,720,096 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming.


Aquatic has limited operating history.
-------------------------------------

     Our Company was incorporated in the State of Nevada on February 28, 1997. Our Company has a limited operating history and is in its emerging stages. There can be no assurance that our Company will continue to develop or will be able to meet its objectives, or that there will be a market for its products and services, or that our Company will operate at a profit, and if the Company is not able to do so, investors risk losing their entire investment.


Aquatic receives minimal revenues from operations
-------------------------------------------------

     Minimal revenue has started to be realized from the Brazilian project. Management estimates that it will take approximately two more quarters before revenues will start to increase beyond current minimal revenue.


The submerged timber industry is speculative
--------------------------------------------

     The profits of an enterprise involved in the submerged timber industry are generally dependent upon the market price per individual wood species, compared with the cost of the products recovery, marketing and distribution. Our customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which the Company has no control, such as among other things, unpredictable critical reviews and appeal to the public.


Profitability is dependent upon the acquisition rights to properties
--------------------------------------------------------------------

     Our Company's profitability will be dependent upon its ability to successfully locate, acquire rights and harvest submerged timber properties and market the harvested timber. Presently, Aquatic has only one right to harvest timber, which is in the Turcuri reservoir, located in the Amazon region of Brazil.


No practical copyright protection of creative properties
--------------------------------------------------------

     Aquatic's technology is owned by our Company's President, who has granted Aquatic an exclusive right to its use. This exclusive right is limited for use in the forestry industry. There is no practical protection from the creative properties being illegally copied by others.


Aquatic's success is dependent upon the continued services of its president
---------------------------------------------------------------------------

     The success of our Company is dependent upon the continued services of Mr. Gary J. Ackles, its President and Chairman of the Board. Although the Company has entered into an employment agreement with Mr. Ackles, the loss to the Company of this individual's services may adversely affect the Company's businesses.


Competition from companies with substantially greater assets
------------------------------------------------------------

     Aquatic faces keen competition in all aspects of its business. Aquatic will be competing for customers with other timber companies, many of which have substantially greater assets and resources than those of our Company. Major companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Aquatic.


"Penny Stock" issues.
---------------------

     The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.


Resale restrictions on transferring "penny stocks".
---------------------------------------------------

     Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.


Information about forward-looking statements
--------------------------------------------

     This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans
Objectives
Goals
Strategies
Expectations for the future
Future performance and events

Underlying assumptions for all of the above
Other statements, which are not statements of historical facts

     These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

     In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:

- Our ability to respond to changes in the marketplace
- Competitive factors
- The availability of financing on terms and conditions acceptable to us
- The availability of personnel with the appropriate technical skills

     We have no obligation to update or revise these forward-looking statements to reflect future events.


Use of proceeds
---------------

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.


Price range of common stock
---------------------------

     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "AQCI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.


Fiscal 1999:                                         High Bid          Low Bid
---------------------------                          --------          -------
First Quarter 1999                                   .34               .10
Second Quarter 1999                                  .36               .09
Third Quarter 1999                                   .36               .025
Fourth Quarter 1999 (5/31/99)                        .235              .017

Fiscal 2000:
---------------------------
First Quarter 2000                                   .72               .14
Second Quarter 2000                                  .93               .25
Third Quarter 2000                                   .90               .45
Fourth Quarter 2000 (5/31/00)                       1.25               .50

Fiscal 2001
-----------
First Quarter 2001                                   .75               .38
Second Quarter 2001                                  .53               .15
Third Quarter 2001                                  .175               .08
Fourth Quarter 2001 (5/31/01)                       .099               .04


Transfer Agent and Registrar
----------------------------

     The Company's transfer agent is Oxford Transfer & Registrar located at 317 Southwest Alder, Suite 1120, Portland, Oregon, 92704.


Our Dividend Policy
-------------------

     The Company anticipates that for the foreseeable future, earnings will be retained for the development of is business. Accordingly, the Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

           Management's Discussion and Analysis or Plan of Operation


Plan of Operation

     The short-term objectives of Aquatic are the following:

     1. Continue expansion of the Brazilian harvesting project. This expansion will require additional equipment and labor plus training and support. Implementation of these items have already started.
     2.   Seek out and develop key alliances, acquisitions and joint ventures.
     3. Establish new lumber markets, especially with respect to rare and exotic species.
     4.   Expand international operations to a third continent.
     5. Purchase additional harvesting equipment to be placed into its current operations.

     Aquatic's long-term objectives are as follows:

     1. To increase lumber reserves to a level that will provide for future revenues and long-term growth.
     2. To continue upgrades of the robotic technology and develop its global awareness.

     Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. There can however, be no assurance that management plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

     There is no expected or planned sale of significant equipment by the Company. The Company's work force is expected to double from the current level over the next twelve months.


                             Results of Operations

Interim Financials:  Three and nine months ended February 28, 2001 compared to
------------------------------------------------------------------------------
February 29, 2000
-----------------

     The company realized revenue of $106,259 for the three months ended February 28, 2001 and $245,971 for the nine months ended February 28, 2001, compared with $353,125 for the three and nine months ended February 28, 2000. The decrease in revenue is attributable to manpower and contract milling problems.

     Cost of sales for the three month and nine month periods ended February 28, 2001, were $243,897 and $475,578 respectively, compared with $138,457 and $347,827 for the three month and nine month periods ended February 28, 2000 respectively. Cost of sales is higher than anticipated by management due to the processing of some special dimensional wood in Belem as well as processing difficulties with the mill in Brazil.

     Operating costs and expenses for the three months ended February 28, 2001 and February 28, 2000, were $833,695 and $13,482 respectively for an increase of $820,213 or 6083% The increase is attributable to promotional services received during the period, the accrual of an allowance on accounts receivable and interest and financing fees related to the issuance of convertible debentures payable.

     Operating costs and expenses for the nine months ended February 28, 2001 and February 28, 2000, were $1,370,202 and $101,370 respectively for an increase of $1,268,832 or 1250%. The increase is attributable to increased promotional services, professional fees, administrative wages, the accrual of an allowance on accounts receivable and interest and financing fees related to the issuance of convertible debentures payable.

Year ended May 31, 2000 compared to year ended May 31, 1999
-----------------------------------------------------------

     The company realized revenue of $353,125 for the year ended May 31, 2000, compared with $3,070 for fiscal 1999. Fiscal 2000 revenue included a sale to a U.S. purchaser in the amount of $262,500 with the remainder of sales being to several Brazilian buyers.

     Cost of sales reflect certain inefficiencies typical to start-up operations, and is comprised of the costs of harvesting and transporting timber, consisting primarily of wages, fuel and supplies. Compensation of on-site management included the issuance of 207,950 shares valued at $143,256. As fiscal 1999 revenue was from sundry sales there were no costs directly attributable to such revenue.

     Financing fees of $76,500 in fiscal 2000 relate to legal and other fees incurred in connection with the Company's Secured Convertible Debenture Purchase Agreement financing including the issuance of related Investor Warrants.

     Engineering design expense consists of costs incurred to maintain and improve the Company's harvesting equipment. This expense decreased from $80,288 in 1999 to $60,693 in 2000 as the harvester was in production in 2000 and therefore less time was spent on research and development.

     Selling, general and administration expenses increased from $404,091 in 1999 to $851,949 in 2000. There expenses consist primarily of advertising and promotion, professional fees, travel, administrative salaries, office expenses and investor relations expenses. All of these expenses increased in fiscal 2000 as the Company established operations in Brazil and investigated opportunities elsewhere. These expenses were paid for in part, by the issuance of 514,050 shares and the commitment to issue an additional 227,000 shares, all valued at $453,944. In fiscal 1999, a total of 6,798,000 shares were issued, valued at $188,046, in respect of services included in selling, general and administrative expenses.

     The Company incurred a loss in fiscal 2000 of $985,748 compared with a loss of $483,469 in fiscal 1999.

Liquidity and capital resources for fiscal years ending May 31, 2000 and May 31,
--------------------------------------------------------------------------------
1999
----

     Net cash used in operating activities in fiscal year May 31, 2000 amounted to $561,098 compared to $309,543 in fiscal year May 31, 1999. The increased use of cash is mainly attributable to the costs incurred in setting up operations in Brazil and increases in selling, general and administrative expenses.

     Financing activities generated net cash of $723,500 in fiscal 2000 compared with $383,323 in fiscal 1999. The issuance of shares for cash generated $50,000 in fiscal 2000 compared to $383,323 in fiscal 1999. Other sources of financing in fiscal 2000 included receipt of the share subscription amount of $250,000 with respect to shares issued in fiscal 1999, and proceeds from the issuance of debentures in the amount of $500,000 less financing fees related thereto of $76,500.

     At May 31, 2000 the Company had cash of $271,864 and accounts receivable of $268,813 for total liquid assets of $540,677. Accounts payable and accrued liabilities at May 31, 2000 amounted to $167,685, of which $133,500 to be settled by the issuance of 227,000 shares.

     It is anticipated that the $500,000 convertible debentures payable will be converted into shares in accordance with the terms of these debentures.

Liquidity and capital resources for the nine month interim periods ended
------------------------------------------------------------------------
February 28, 2001 and 2000
--------------------------

     Net cash used in Operating Activities for the nine month periods ended February 28, 2001 and 2000 was ($749,559) and ($329,085) respectively, for an increase in cash used in operating activities of ($420,474). This increase is due to increased payments to suppliers, service providers and employees.

     Net cash used in investing activities was ($111,515) and $ nil for the nine month periods ended February 28, 2001 and 2000 respectively. The increase is attributable to fixed asset purchases of $11,515 and advances on equipment purchases of $100,000.

     Net cash from financing activities was $625,447 and $250,000 for the nine month periods ended February 28, 2001 and 2000 respectively, reflecting an increase of $375,447. The increase was a result of the issuance of convertible debt during 2001.

     Net earnings decreased from $201,186 for the three month period ended February 28, 2000 to a loss of ($971,333) for the three month period ended February 28, 2001, representing a decrease of $1,172,519.

     As at February 28, 2001, the Company had a working capital deficiency of $612,774 and a deficit of $3,840,350. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

Subsequent events
-----------------

March 2001
----------


1. Subsequent to February 28, 2001, the Company issued 1,700,000 common shares to settle amounts accrued in accounts payable and accrued liabilities of $115,600. No gain or loss resulted on settlement.


2:   On March 14, 2001, AQCI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due on March 14, 2004. Interest payable on the Debentures shall be payable quarterly commencing June 30, 2001. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The debenture and the common shares issuable upon conversion of the debentures have not been registered under the Securities Act of 1933. AQCI also issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $0.35 per share.

     It is anticipated that the $100,000 of convertible debentures will be converted into shares in accordance with the terms of these debentures.

3. Two days subsequent to the effectiveness of this registration statement, AQCI will issue two convertible debentures for an aggregate amount of $250,000, with simple interest accruing at the annual rate of 12%. These debentures will be due three years after the date of issuance. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. AQCI will also issue additional common stock purchase warrants for the right to purchase 125,000 shares of Common Stock of AQCI at $0.35 per share.

     Certain terms and conditions must be met at the time of the closing of the $250,000 convertible debenture that is to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

        .   The representations and warranties given by the company are still valid at the time of funding i.e.,

               v) Aquatic is in good standing under the laws of the state of Nevada,
               vi) the financing transaction is property authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
               vii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
               viii) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.

        .   The registration statement shall be declared effective within ninety days of filing,

     . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
     . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
     . Aquatic has not had in excess of 33% of its voting securities acquired.


May 2001
--------

     Aquatic executed a "Memorandum of Understanding" to purchase from Raymond Lefebvre, of Proulxville, QC, Canada, certain equipment to be utilized in its Brazil harvesting operations. The equipment has an estimated market values of $150,500. Aquatic issued 2,500,000 shares of its commons stock for consideration.

          1. Rapide Blanc, 35', 11 tons.              Value 20,000.00
          2. La Croche, 32', 7 tons.                  Value 22,500.00
          3. Joseph Boivin, 32', 9 tons.              Value 18,000.00
          4. J.M. Laing, 38', 14 tons.                Value 10,000.00
          5. Flamand, 35', 10 tons.                   Value 20,000.00
          6. La trenche, 35', 10 tons.                Value 20,000.00
          7. Barge, 17' x  40'                        Value 20,000.00
          8. Barge 17' x 36'                          Value 20,000.00
     ------------------------------------------------------------------------

The equipment is to be delivered in two parts. The above items 1, 2, 3 and 7 are to be delivered on or after June 15, 2001 with the remaining items to be delivered on or after October 15, 2001.

Consideration will not be exchanged until the following occurs:

1.   Aquatic confirms ownership of equipment.
2. Aquatic takes possession of the equipment. Aquatic will not take possession until ocean freight is scheduled, which involves finding a vessel of convenience at the best price. The equipment is to be shipped from Quebec to South America. Finding a vessel to ship the goods can take several weeks. It is anticipated this will occur sometime in July, 2001.

The above shares are being registered in this document.

                                 Our Business

     Located in Vernon, British Columbia, Canada, Aquatic Cellulose International ("Aquatic") is a forest-based company focusing on what was once considered a lost resource. That resource is submerged timber. AQCI has in place the processes and equipment necessary to access and recover this valuable resource. This submerged timber is still of excellent quality and can be used for plywood, sawn lumber, and a wide variety of wood fiber processes. Aquatic's principal activity is the development of equipment for underwater harvesting, procurement of contracts for the salvage and harvest of submerged timber and the harvesting and salvaging of submerged timber.

     Aquatic harvests trees with a surface mounted robotic arm that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings) special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

     Aquatic uses a simple but effective way to obtain timber and the rights to harvest timber (i.e. harvesting rights are gained through lease rights which are obtained and controlled by Aquatic's joint venture alliances) in Canada and the United States. First, Aquatic researches a potential site to ensure sufficient timber is recoverable to warrant an on-site visit. Next, Aquatic travels to the site for more extensive evaluations of the timber reserve. If the reserve is adequate, Aquatic meets with the local government officials to determine the ownership of the wood reserve.

     In cases where the wood has sunk to the bottom of the water location, the local government takes ownership of the wood to ensure that all environmental concerns are addressed. Once ownership is determined, Aquatic applies for an appropriate salvage permit. To date AQCI has successfully salvaged wood at Monty Lake, in Central British Colombia.


     Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case Aquatic first meets with all appropriate government officials to receive approval from the host country to evaluate its inundated forests. Once received Aquatic evaluates the target site to insure sufficient volume of timber. Finally Aquatic forms a strategic alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and put in place the down stream infrastructure to process the timber.

     It is Aquatic management's belief that there is pressure to reduce the consumption of land base timber. We believe Aquatic is strategically positioned by being able to access and supply a unique alternate wood source. Another plus is that Aquatic has entered into a segment of the industry with minimal competition.

     Aquatic also offers a unique method of harvesting timber. Presently submerged forests are harvested by divers using hand-operated equipment which poses a high risk of injury to the divers plus this method has a slow wood recovery rate (8 to ten trees per day recovered). Aquatic, with its harvester, offers a method of wood recovery that has a higher rate of recovery, is cost effective and is a safer method of wood recovery not requiring divers.

  This industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway en route to a mill or load out area. The Company's management estimates that in general 17% of the logs en route by water to a mill or load out area, sink to the bottom of the waterway before reaching their destination.

  Inundated or salvage timber is viable for all types of finished product production including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, our Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

  Aquatic has investigated underwater forests and salvage timber in Canada, the United States, and Central and South America. In addition to confirming the quality and location of the submerged forest, Aquatic also completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined was in excellent condition and suitable for harvest and processing. Aquatic has also done on-sight evaluations of the Tucurui and Balbina reservoirs in Brazil. The Tucurui reservoir, located in the northern interior of Brazil, was created in 1984. When the reservoir filled, it covered over 100,000 hectares of old growth rain forest. Local plywood and lumber producers have harvested trees from these reservoir using divers. The wood recovered was found to be excellent for processing, however, this recovery process was found to be slow and inefficient and represented a significant danger to the workers due to the inherent dangers associated with manually cutting trees using scuba divers.

  Presently there is not one operation existing that can consistently and systematically harvest or collect trees under water on a large scale, commercially viable basis. Furthermore, not one company has focused on the international market place. Existing operations typically focus on specific lakes with no stated plan to move outside of their home territory.

  Aquatic's Management and contracted technical staff in investigating the world market potential for Aquatic's service have viewed significant submerged timber resources and inundated forests in South and Central American, the United States, Canada and South East Asia. In addition, in Aquatic management's opinion, declining timber supply is one of the biggest threats to the forest industry. We intend to be the company that supplements that source of timber.

  Additionally, timber supplies are declining internationally, especially in tropical countries with precious hardwoods. In Aquatic's travels to South America, information was communicated to our management that the governments of its developing countries are experiencing pressure to reduce the amount of rain forest that is harvested each year. Aquatic Cellulose International Corp offers an environmentally sound method of retrieving this lost resource as well as offering a product that will be accepted as an alternative to harvesting the shrinking rain forest.

  Aquatic's timber harvesting system utilizes three technological innovations. The first is the harvesting system uses a camera system with "vision enhancement". The camera system utilizes low lux digitally enhanced optics (the ability to capture visual images in low light places) and lighting which provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.


  The second technology is the "Robotically Controlled Arms and Heads". Aquatic has software that transforms individual arm and head joint position feed back data into an accurate real time graphical image. This software is operated on a system of two Intel Pentium based computers that are networked together (the software is copyrighted by Gary Ackles.). Additionally, a true three-axis robotic control of the arm position and head functions are incorporated. There is a patent for the use of this visually enhanced robotically controlled arm in the recovery of submerged timber. The patent number is 6,024,145, effective date of 2/15/00, and belongs to Aquatic's president, Mr. Gary Ackles.


  The third feature is "Sonar Imaging". The visual range provided by this vision system is extended by three separate but complementary systems. The first system is the bottom scan which gives the profile of the submerged terrain plus the depth and distance between the head and the targets. The second system, the polar sector scan, is an uninterrupted 360 degree sweep of the harvesting area and provides the operator with a continuous overview of all trees in the harvest area including a "nest tree" location data. The third system is a state of the "real time" sonar, which rotates with the harvester head allowing the operator to target and capture individual trees.

  All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. In the fall of 1998, the ATH-60 performed a project on Monty Lake, Southern Interior of Central British Columbia, Canada, in the recovery of sunken timber. The project was a success and established that the ATH-60 could perform and do so consistently. Aquatic is currently in the process of creating a second unit referred to as the ATH-120, which is specially designed for the deeper harvest of large diameter submerged timber. All the ATH-120 CAD-drawings and technical evaluations are done with construction to begin when funds become available.


  Aquatic has two main target markets. The first is reservoirs, including hydroelectric projects, irrigation dams, etc. There are over 38,000 large dams in the world and a significant number of these contain timber. Thus, this is the main source of standing inundated timber. Aquatic has done evaluations of the Tucurui and Balbina reservoirs in Brazil and is investigating other regions such as Chile, Argentina, Venezuela, Panama and Australia. These evaluations revealed that Brazil's submerged forests contain a multitude of wood species of which at a minimum, 60% of the wood can be used for saw wood and the remaining 40% for plywood. Secondary markets in this industry would include hydroelectric utility companies, forestry companies and governmental agencies (i.e. those involved in power generation, foreign investment, economic development and the environment).

  The second market is salvage timber, much of which sank to the bottom of lakes and rivers years many years ago. Some states and provinces treat these logs as un-owned logs and consider them as Natural Resources, collecting a token stumpage fee upon harvest.

  There is no requirement for government approval for the marketing or use of Aquatic's principal products or services. Aquatic's products and services are usually thought of as improving environmental conditions through the removal of trees that are no longer adding to the ecosystem.

  There are no existing or probable governmental regulations on Aquatic's business. Governmental agencies are generally in favor Aquatic's technology and its by products.

Important Event
---------------

     Aquatic entered into a relationship with Cecco Trading Inc., located in Milwaukee Wisconsin, on March 28, 2001, upon which Cecco Trading initially issued Aquatic twenty four purchase orders for lumber to be delivered over a twelve month period. Cecco Trading reserves the right to cancel any orders that are not filled within the specified delivery time indicated on the purchase orders.

Short Term Objectives
---------------------

     In the short term, Aquatic intends to continue to finance the construction of an additional harvester and phase it into the Tucurui projects. Pursuant to a manufacturing agreement with a company which is wholly-owned by the Company's CEO and largest shareholder, Aquatic has begun to finance the construction of this additional harvester and will continue to do so as revenue and or funding becomes available.

Long Term Objectives
--------------------

     Aquatic's long-term objectives are to secure additional harvesting rights of inundated and salvage timber to ensure future stability and long-term growth. Also of key importance is the commitment to continued development of Aquatic's licensed technology and equipment to maintain our lead position in this emerging industry.

                               Strategic Vision

     Aquatic's vision is to continue supplying viable supplemental sources of timber. This vision will require that Aquatic establish a reserve base of inundated and salvage timber, which will insure the future stability and long-term growth of Aquatic. Aquatic is also committed to continue being involved in the development of the technology and equipment needed to maintain its lead position in this emerging industry.

                                   Employees

Our Company employs a total of four full time employees in the corporate office and twelve full time employees in Brazil.

                                  Management

Executive Officers and Directors

Name                   Age        Position
----                    --        --------

Gary J. Ackles          46  President & Director
Shane Kerpan            30  Secretary & Treasurer
Claus Wagner-Bartak     62  Director

     The officers and Directors of Aquatic will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company.

     The directors of Aquatic are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Biographies Of Our Executive Officers And Directors

     Gary J. Ackles: Mr. Ackles was appointed to the Board of Directors on July 1, 1997, to fill a vacancy. Mr. Ackles was President and founder of Aquatic Cellulose Ltd., and creator of the Aquatic Timber Harvester System. Mr. Ackles has over 25 years expertise in industries that manufacture and sell equipment, with extensive international and domestic experience. Mr. Ackles is an internationally recognized creator of aquatic technologies, and has been involved with numerous equipment based industries including oil and mineral exploration, logging, heavy construction, and aquatic environmental management. Mr. Ackles has introduced and sold equipment in Canada, USA, Middle East, Africa, and South America.

     Shane Kerpan: Mr. Kerpan earned a degree in Business Administration from Simon Fraser University and has worked in a variety of staff management positions in both the private and non-profit sectors. Mr. Kerpan also possesses experience in project management and evaluation plus has provided the Company with assistance in project research, development of multi-media presentations and public relations.

     Claus Wagner-Bartak--Dr. Claus Wagner-Bartak was appointed to the Board of Directors in July, 1997, to fill a vacancy. Dr. Wagner-Bartak was the founder of Spar-Aerospace, the corporation contracted to develop and build the robotic arm that is presently used on the NASA Space Shuttle, that arm being named the "Canada-arm".

       Information concerning our Board of directors and its Committees

     Directors receive no cash remuneration at this time. All Aquatic's Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Aquatic has not established committees of the Board of Directors.

                                             Executive Compensation
                                                                         Long Term Compensation
                          Annual Compensation                                     Awards
 Payouts
                    -------------------------------                ------------------------------------
(a)                 (b)      (c)       (d)      (e)                (f)         (g)        (h)       (I)
Name                                            Other (1)                  Securities               All
and                                             Annual         Restricted  Underlying               Other
Principal                                       Compen           Stock     Options/      LTIP       Compen
Position            Year   Salary    Bonus      sation($)       Award($)   Sar (#)     Payouts($)   sation ($)
President/CEO       2000   $84,000     0           0               0           0           0           0
Secretary           2000         0     0           0               0           0           0           0
Director            2000         0     0           0               0           0           0           0
Key Personnel:      2000         0     0           0               0           0           0           0
Total:           $84,000         0     0           0               0           0           0           0
Directors as a
Group            $84,000         0     0           0               0           0           0           0

______
Chief Executive Officer Compensation:

     As of the filing date of this registration statement, Mr. Ackles' employment agreement has been approved by the Board of Directors but has not been formalized into a written document. Mr. Ackles has been granted an annual salary of $84,000.

(1)  Long Term Incentive Plans (Options)

     There are no long- term incentive plans currently in effect. However, the Board of Directors has granted the directors and officers of the Company stock options that are intended to place each director and officer in an equity position in our Company that roughly equates to their original percentage of shares owned in our Company. These options were issued on February 22, 2000 and are exercisable in whole or in part for five years from the date of issue at an exercise price of $0.52. The number of above options issued were 1,425,250 and are as follows:

                         1.  Gary Ackles -             1,202,500
                         2.  Clause Wagner-Bartuk -      117,500
                         3.  Shane Kerpan -              105,250

To date none of these options have been exercised.

Compensation of Directors

         Directors receive no remuneration for their services as directors at this time.

                Certain Relationships and Related Transactions

     On February 22, 1999, the Board of Directors authorized the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and would have expired on February 22, 2004. The exercise price was pegged at market price on the date the options were granted. These options were exercised April 13, 1999 at $0.03 per share as follows: 1) 3,250,000 shares of common stock to Gary Ackles, 2) 115,000 shares of common stock to Shane Kerpan, and 3) 150,000 shares of common stock to Claus Wagner - Bartak.

     On February 22, 2000, the Board of Directors authorized and granted the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and will be exercisable in whole or in part for five years from the date of issue. The exercise price was pegged at market price on the date the options were granted. The options granted on February 22, 2000 (at $0.52 per share) are as follows: 1) 1,202,500 shares of common stock to Gary Ackles, 2) 105,250 shares of common stock to Shane Kerpan, and 3) 117,500 shares of common stock to Claus Wagner- Bartak.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of Aquatic's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

Name and Address              Shares Owned Beneficially/(1)/   Percent of Class
------------                  ---------------------                ---------
Gary J. Ackles
3498 Salmon River Bench Rd     6,855,000                           14.1%
Vernon, B.C. V1T 8Z7

Claus Wagner-Bartak
4092 Lee Highway                 435,000                           0 .9%
Arlington, VA 22207

Shane Kerpan
816 George Ann Street            325,500                            0.7%
Kamloops, B.C. V2C 1L5

Officer/Director as a Group    7,615,500                           15.7%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement have been exercised. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

                           Description of Securities

General
-------

     As of the date of this Registration Statement, the authorized capital stock of Aquatic consists of 100,000,000 shares of Common Stock, $.001 par value, of which 42,363,755 shares are issued and outstanding as of June 7, 2001, plus 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. There are approximately 295 shareholders that are not in street name. The following is a description of the securities of Aquatic taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect.

Common Stock
------------

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

Preferred Stock
---------------

     There are 10,000,000 shares of preferred stock, $0.001 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. No Preferred Stock are issued or outstanding at this time. There are no present plans by the Company's Board of Directors to issue preferred shares or to address the rights to be assigned to such shares.

Warrants and Options:
--------------------

     On May 5, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share. These warrants expire May 4, 2003. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase Aquatic's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005.

     On September 29, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share. These warrants expire September 29, 2003. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On January 25, 2001, Aquatic issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire January 25, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On March 14, 2001, Aquatic issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire March 14, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     Two days after the effectiveness of this registration statement, AQCI will issue additional common stock purchase warrants for the right to purchase 125,000 shares of Common Stock of AQCI at $.35 per share for a period up to three years of the date of issuance.

     Pursuant to a consulting agreement, our Company has also committed to issuing 25,000 common shares and a minimum of 25,000 stock purchase warrants in exchange for services to be provided in the next fiscal year. Under the agreement an additional 75,000 stock purchase warrants may be issued if Aquatic's stock price reaches certain thresholds. Each stock purchase warrant would enable the holder to purchase one of Aquatic's common shares at an exercise price of $0.75 per share until May 24, 2005.

Shares Eligible for Future Sale
-------------------------------

     On the date of this offering Aquatic has 46,563,755 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Aquatic is registering with this document 57,170,096 shares of common stock (of which 4,200,000 have been previously issued as restricted stock) all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

     . 26,866,437 shares representing an adjustment to the number of shares held on reserve registered on the Form SB2, filed August 21, 2000, file number 333-44184. These reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures

     . 25,853,659 shares representing the conversion of the aggregate of $500,000 of the 12% debentures plus estimated interest at a price of $.041 per share


     . 250,000 shares underlying warrants to be registered in connection with the secured convertible debenture purchase agreement

     . 4,200,000 shares of other selling shareholders.

Selling Shareholders
--------------------

     The Shares being offered for resale by our Selling Stockholders are issuable pursuant to the secured convertible debenture purchase agreement dated May 4, 2000 and the secured convertible debenture purchase agreement dated January 25, 2001. Additionally, certain shares are being offered for sale by our Selling Stockholders with piggyback registration rights.

     Recent Financing

     On January 25, 2001 Securities Purchase Agreement (the "Agreement") calls for the issuance of $500,000 of 12% Convertible Debentures that can be converted into shares of common stock. Bridge funding of $250,000 has been issued with the remaining $250,000 in convertible debentures to be issued the second trading day after the effectiveness of this registration statement. The debentures are convertible (plus related interest expense) into the Company's common stock at the lesser of (1) $.083 per share and (2) 66.67% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. In conjunction with the financing 125,000 warrants to purchase common stock have been issued and 125,000 warrants to purchase shares of common stock are to be issued the second trading day after the effectiveness of this registration statement.

     Certain terms and conditions must be met at the time of the closing of the $250,000 convertible debenture that is to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

       . The representations and warranties given by the company are still valid at the time of funding i.e.,

                i) Aquatic is in good standing under the laws of the state of
                   Nevada,

               ii) the financing transaction is property authorized by the
                   Aquatic Board of Directors and that the debentures are issued free of encumbrances,

              iii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,

               iv) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.

       . The registration statement shall be declared effective within ninety days of filing,
       . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective, . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
       . Aquatic has not had in excess of 33% of its voting securities acquired.

    The warrants to be issued are each exercisable at an exercise price per share of $0.35. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each date of conversion, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. Any debentures outstanding one year after execution, automatically convert into shares of our common stock at the then applicable conversion price. The debentures are redeemable under certain circumstances.

     Each holder of the 12% convertible debenture may not convert its securities into shares of the Company's common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures, and consequently the number of shares of the Company's common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners II cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners II. The number of shares of the Company's common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners II includes the shares of the Company's common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of the Company's common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.

                             SELLING SHAREHOLDERS

     The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                             Shares Beneficially                 Shares           Shares Beneficially Owned
                                             Owned                               Offered          After Offering
Selling                                      Prior to the                        For              If All Offered
Stockholder                                  Offering                            Sale             Shares Are Sold
------------                                 ----------------------------        --------         ----------------------------
                                             Number of Shares  Percentage (4)                     Number of Shares  Percentage
AJW Partners, LLC (1)(6)                     4,975,696 (3)       4.999%          26,485,048 (5)           0             0%
New Millennium Capital Partners, LLC (2)(6)  4,975,696 (3)       4.999%          26,485,048 (5)           0             0%
Creative Advertising (7)                       850,000           0.856%             850,000               0             0%
    Consultants
B&M                  (7)                       850,000           0.856%             850,000               0             0%
Raymond Lefebvre     (8)                     2,500,000           2.517%           2,500,000               0             0%

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Corey S. Ribotsky may be deemed a control person of the shares owned by such entity. AJW Partners, LLC is a private investment fund that is owned by all its investors and managed by SMS Group, LLC of which Corey S. Ribotsky is the fund manager.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Glenn A. Arbeitman and Mr. Corey S. Ribotsky may be deemed control persons of the shares owned by such entity. New Millennium Capital Partners II, LLC is a private investment fund that is owned by all its investors and managed by First Street Manager II, LLC, of which Mr. Glenn
     A. Arbeitman and Mr. Corey S. Ribotsky are the fund managers.

(3) Includes the right to shares of our common stock issuable to AJW Partner and New Millennium Capital Partners II, LLC, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants. Includes 414,692 prior shares owned by AJW Partners, LLC and 414,692 prior shares owned by New Millennium Capital Partners II, LLC.

(4) Percentages are based on 99,533,851 shares of our common stock outstanding (includes the shares in this Offering) as of June 7, 2001.

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(6) Independent third party who invested in our January 25, 2001 bridge financing. In connection with our bridge financing of $250,000, we issued convertible debentures and warrants to purchase 125,000 shares of our common stock. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(7) Represents shares issued for services performed. The principal of these companies is Ted Klar.

(8)  Represents shares issued for equipment purchased.


                             Plan of Distribution

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.

These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

          . Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

          . Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

          . Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

          . An exchange distribution following the rules of the applicable exchange

          .  Privately negotiated transactions

          .  Short sales or sales of shares not previously owned by the seller

          . Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

          .  A combination of any such methods of sale any other lawful method


The selling stockholders may also engage in:

          . Short selling against the box, which is making a short sale when the seller already owns the shares.

          . Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

          . Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other
brokers-dealers to participate in sales.   Broker-dealers may receive
commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning
of the Securities Act for such sales.   An underwriter is a person who has
purchased shares from an issuer with a view towards distributing the shares to the public.

In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because the following selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

          .  AJW Partners, LLC
          .  New Millennium Capital Partners, LLC

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                               Legal Proceedings

     Our Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.


                                    Experts

     Our financial statements as at May 31, 2000 and 1999 and for the years ended May 31, 2000 and 1999 included in this prospectus have been audited by KPMG LLP, independent public accountants, as stated in their report included herein and has been included in reliance upon such opinion given upon their authority as experts in accounting and auditing.

                                 Legal Matters

     Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, attorney at law. Owen Naccarato does not beneficially own any shares of the company.

                          Other available information

     Aquatic is subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to Aquatic Cellulose International Corp., Attn: Gary J. Ackles, 3704 32/nd/ Street Suite 301, Vernon, BC VIT5N6, Voice:1-800-565-6544.

     Aquatic has filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities
offered by this prospectus.   This prospectus does not contain all of the
information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission
at 450 Fifth Street, N.W. Washington, D.C. 20549.   Copies of this material may
also be obtained from the Public Reference Section of the Commission at 450
Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.   Information
about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that
file electronically with the commission.   The address of the site is
www.sec.gov.   Visitors to the site may access such information by searching the
-----------
EDGAR archives on this web site.

                                Indemnification

     Aquatics Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section 78.751 of the Nevada Revised Statutes, Article VI of Aquatic's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of Aquatic who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by Aquatic from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in Aquatic's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to Aquatic or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to Aquatic. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by Aquatic only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by Aquatic at reasonable intervals in advance of the final disposition of such action, upon receipt by Aquatic of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by Aquatic if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of Aquatic may also authorize Aquatic to indemnify employees or agents of Aquatic, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of Aquatic. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of Aquatic or any affiliate of Aquatic on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. Aquatic's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of

Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

                             Financial Statements

Our Financial Statements begin on page 37

                     Consolidated Financial Statements of

                               AQUATIC CELLULOSE
                              INTERNATIONAL CORP.

                             May 31, 2000 and 1999



                     Index To Audited Financial Statements

                                                                                   Page No.
Independent Auditors' Report                                                         38

Consolidated Balance Sheets as of May 31, 2000 and 1999                              39

Consolidated Statements of Loss for the years ended May 31, 2000 and 1999            40

Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive
 Income for the years ended May 31, 2000 and 1999                                    41

Consolidated Statements of Cash Flows for the years ended May 31, 2000 and 1999      42

Notes to Consolidated Financial Statements                                           43

Unaudited Interim Financial Reports - Three and Nine Months February 28, 2001        55

                          INDEPENDENT AUDITORS REPORT


To the Board of Directors and Stockholders of Aquatic Cellulose International Corp.

We have audited the consolidated balance sheets of Aquatic Cellulose International Corp. and subsidiary, as at May 31, 2000 and 1999 and the consolidated statements of loss, stockholders' equity (deficit) and comprehensive income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Aquatic Cellulose International Corp. and subsidiary as at May 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1a) to the financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in note 1a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP

Chartered Accountants


Kelowna, Canada

July 24, 2000

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Balance Sheets
$ United States

May 31, 2000 and 1999


==================================================================================================
                                                                 2000             1999
--------------------------------------------------------------------------------------------------
 Assets

Current assets
     Cash                                                $    271,864     $    100,906
     Accounts receivable                                      268,813            7,734
     Share subscriptions receivable                                 -          250,000
     ---------------------------------------------------------------------------------------------
                                                              540,677          358,640

Capital assets (note 2)                                         4,228            6,226

--------------------------------------------------------------------------------------------------
                                                         $    544,905      $   364,866
==================================================================================================

 Liabilities and Stockholders' Equity (Deficit)

Current liabilities
     Accounts payable and accrued liabilities            $    167,685      $    24,060
     Convertible debentures payable (note 3)                  500,000                -
     ---------------------------------------------------------------------------------------------
                                                              667,685           24,060

equity (deficit)
     Capital stock (note 4)                                 2,074,734        1,561,034
     Deficit                                               (2,240,541)      (1,254,793)
     Accumulated other comprehensive income
          Foreign currency translation adjustment              43,027           34,565
                                                             (122,780)         340,806
     ---------------------------------------------------------------------------------------------

Commitments (note 5)
--------------------------------------------------------------------------------------------------
                                                         $    544,905      $   364,866
==================================================================================================

See accompanying notes to consolidated financial statement-s


On behalf of the Board:

_____________________  Director

_____________________  Director

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Loss
$ United States

Years ended May 31, 2000 and 1999


==============================================================================================
                                                              2000             1999
----------------------------------------------------------------------------------------------
Sales                                                    $    353,125     $      3,070
Cost of sales                                                 347,827                -
----------------------------------------------------------------------------------------------
                                                                5,298            3,070

Expenses
     Amortization                                               1,904            2,160
     Financing fees                                            76,500                -
     Engineering design                                        60,693           80,288
     Selling, general and administrative                      851,949          404,091
     -----------------------------------------------------------------------------------------
                                                              991,046          486,539

----------------------------------------------------------------------------------------------
Loss for the year                                        $   (985,748)    $   (483,469)
==============================================================================================

Weighted average number of shares                          36,842,267       19,014,620

Loss per share - basic and diluted                       $      (0.03)    $      (0.03)
==============================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive
 Income $ United States

Years ended May 31, 2000 and 1999

===============================================================================================================================
                                           Capital Stock                             Accumulated               Total
                                      ----------------------                               Other        Stockholders
                                       Number                                      Comprehensive              Equity
                                      of Shares       Amount         Deficit              Income            (Deficit)
-------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1998                  10,177,649   $  739,665      $  (771,324)         $33,268           $   1,609

Issued for cash                        14,113,336      383,323                -                -             383,323
Issued upon exercise of
  options                               3,515,000      105,450                -                -             105,450
Issued for services                     6,798,000      188,046                -                -             188,046
Subscribed shares                       2,000,000      250,000                -                -             250,000
Notes receivable (note 6)                       -     (105,450)               -                -            (105,450)
-------------------------------------------------------------------------------------------------------------------------------
                                       26,426,336      821,369         (771,324)          32,268             822,978
 Comprehensive income:
  Loss                                          -            -         (483,469)               -            (483,469)
  Foreign currency translation
    adjustment                                  -            -                -            1,297               1,297
-------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                                                                 (482,172)
-------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1999                  36,603,985    1,561,034       (1,254,793)          34,565             340,806

Issued for cash (note 5)                  100,000       50,000                -                -              50,000
Issued for services (note 5)              722,000      463,700                -                -             463,700
-------------------------------------------------------------------------------------------------------------------------------
                                       37,425,985    2,074,734       (1,254,793)          34,565             854,506
Comprehensive income:
  Loss                                          -            -         (985,748)               -            (985,748)
  Foreign currency translation
    adjustment                                  -            -                -            8,462               8,462
-------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                                                                 (843,786)
-------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2000                  37,425,985   $2,074,734      $(2,240,541)         $43,027           $(122,780)
===============================================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Years ended May 31, 2000 and 1999

===================================================================================================================
                                                                           2000                   1999
-------------------------------------------------------------------------------------------------------------------
Operating activities
  Cash received from customers                                        $  92,046              $   3,070
  Cash paid to suppliers, service providers and employees              (653,144)              (306,473)
-------------------------------------------------------------------------------------------------------------------
                                                                       (561,098)              (309,543)

Financing
  Issuance of capital stock                                              50,000                383,323
  Receipt of share subscriptions receivable                             250,000                      -
  Issuance of debenture                                                 500,000                      -
  Financing fees paid                                                   (76,500)                     -
-------------------------------------------------------------------------------------------------------------------
                                                                        723,500                383,323

Investing
  Purchase of capital assets                                                  -                    (79)

Effect of exchange rate changes on cash                                   8,556                  1,448
-------------------------------------------------------------------------------------------------------------------
Increase in cash                                                        170,958                 75,149

Cash, beginning of year                                                 100,906                 25,757
-------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                     $ 271,864              $ 100,906
===================================================================================================================


Additional information disclosed in note 7.


See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the manufacture under authority, of equipment for underwater harvesting and/or salvaging of submerged timber and the procurement of contracts for the harvest and salvage of submerged timber. In January 2000, the Company commenced significant harvesting operations, and, as such, is no longer a development stage enterprise, as disclosed in prior years.

1.   Significant accounting policies:

     a)   Basis of presentation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Aquatic Cellulose Ltd.

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable.

     b)   Translation of Financial Statements

          The Company's subsidiary, Aquatic Cellulose Ltd., operates in Canada and its operations are conducted in Canadian currency.

          The method of translation applied is as follows:

          i) Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.4965 (1999 - $1.474).

          ii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

          iii) The net adjustment arising from the translation is included in accumulated other comprehensive income.

     c)   Capital assets

          Capital assets are recorded at cost. Amortization is provided using the following methods and annual rates which are intended to amortize the cost of assets over their estimated useful life:

          ======================================================================
          Asset                                    Method             Rate
          ----------------------------------------------------------------------
          Computer equipment            Declining balance             30%
          Furniture and equipment       Declining balance             20%
          Leasehold improvements            Straight-line             20%
          ----------------------------------------------------------------------

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 2
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     c)   Capital assets (continued)

          Costs incurred in the development of the Company's harvesting equipment have been expensed in prior years.

     d)   Revenue recognition

          The Company recognizes sales when goods are shipped and the title and the risks and rewards of ownership have been transferred from the Company to the buyer.

     e)   Management estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

          The collectibility of accounts receivable is based on management estimates. Management reviews its estimate on a quarterly basis and, where necessary, makes adjustments prospectively.

     f)   Financial instruments

          The fair values of the Company's cash, accounts and share subscriptions receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments. The fair value of the debentures payable approximates their carrying amount as a market rate of interest is attached to their repayment.

          Sales for the year ended May 31, 2000 and accounts receivable as at May 31, 2000 of $262,500 (1999 - $nil) are from one customer resulting from the Company's harvesting project in Brazil. Accordingly, there is a concentration of credit risk. The maximum credit risk exposure for all financial assets is the carrying amount of those assets.

     g)   Loss per share

          Loss per share is calculated based on the loss for the year and the weighted average number of shares outstanding during the year. For all years, the effect of potential common stock equivalents, was anti dilutive.

     h)   Stock option plan

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

                     AQUATIC CELLULOSE INTERNATIONAL CORP.


Notes to Consolidated Financial Statements, page 3
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     h)   Stock option plan (continued)

          SFAS No. 123, "Accounting for Stock-Based compensation," established accounting and disclosure requirements using fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     i)   Income taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.

          Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.

     j)   Commitments and contingencies

          Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

     k)   New accounting pronouncement

          In June, 1998, the Financial Accounting Standards board issued SFAS no. 133, "Accounting for Derivative Instruments and Hedging Activities." Adoption of this standard is not expected to have a significant impact on the Company's results of operations or financial position.

2.   Capital assets:

     ===========================================================================
                                                                       2000
     ---------------------------------------------------------------------------
                                                   Accumulated     Net book
                                           Cost   amortization        value
     ---------------------------------------------------------------------------
     Computer equipment               $   2,287       $  1,620     $    667
     Furniture and equipment              4,569          1,977        2,592
     Leasehold improvements               4,853          3,884          969
     ---------------------------------------------------------------------------
                                      $  11,709       $  7,481     $  4,228
     ===========================================================================

                     AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 4
$ United States

Years ended May 31, 2000 and 1999

--------------------------------------------------------------------------------

2.   Capital assets (continued):

     ===========================================================================
                                                                        1999
     ---------------------------------------------------------------------------
                                                   Accumulated      Net book
                                         Cost     amortization         value
     ---------------------------------------------------------------------------
     Computer equipment             $   2,323         $  1,356      $    967
     Furniture and equipment            4,639            1,349         3,290
     Leasehold improvements             4,927            2,958         1,969

     ---------------------------------------------------------------------------
                                    $  11,889         $  5,663      $  6,226
     ===========================================================================

3.        Convertible debentures payable:

     Convertible debentures payable bear interest at 12%, due on a quarterly basis from June 30, 2000 and are secured by a first priority interest in the Company's accounts receivable, inventories, capital assets and general intangibles. The debentures are due on May 4, 2001 and are convertible into the Company's common shares at the lesser of $0.60 per share and 70% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. If unpaid as at May 4, 2001, the debentures will automatically convert to common shares.

4.        Capital stock:

     a)   Authorized:

               50,000,000 common shares with a par value of $0.001 per share 10,000,000 preferred shares with a par value of $0.001 per share, issuable in series

     b)   Stock purchase warrants:

          =======================================================================================================
                               Price per         Outstanding                                    Outstanding
          Expiry Date              share        May 31, 1999       Issued       Exercised      May 31, 2000
          -------------------------------------------------------------------------------------------------------
          May 4, 2003          $    0.69                   -      250,000               -           250,000
          =======================================================================================================

     c)   Stock options:

          The Company's stock options vested on the date of issue.

          =======================================================================================================
                               Price per         Outstanding                                    Outstanding
          Expiry Date              share        May 31, 1999       Issued       Exercised      May 31, 2000
          -------------------------------------------------------------------------------------------------------
          February 22, 2005    $    0.52                   -    1,425,250               -         1,425,250
          =======================================================================================================
          =======================================================================================================
                               Price per         Outstanding                                    Outstanding
          Expiry Date              share        May 31, 1998       Issued       Exercised      May 31, 1999
          -------------------------------------------------------------------------------------------------------
          February 22, 2004    $    0.03                   -    3,515,000       3,515,000                 -
          =======================================================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 5
$ United States

Years ended May 31, 2000 and 1999

================================================================================

4.     Capital stock (continued):

   c)  Stock options (continued):

       The Company applies APB Opinion No. 25 in accounting for its Stock Option Plan and, accordingly, because options have been granted at the current market price on the issue date, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation costs based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's loss for the year would have been increased to the proforma amounts below:

       ===============================================================
                                                     2000       1999
       ---------------------------------------------------------------
       Loss for the year
        As reported                               $  985,748  $483,469
        Proforma                                  $1,424,955  $505,346

       Loss per share
        As reported                               $     0.03  $   0.03
        Proforma                                  $     0.04  $   0.03
       ===============================================================

   The fair value of the options has been determined using the Black Scholes Method using the expected life of the options, a volatility factor of 161% (1999 -139%), a risk-free rate of 6.22% (1999 - 4.50%) and no assumed dividends.

5. Commitments:

   a) Pursuant to a consulting agreement, the Company has committed to issuing 25,000 common shares and a minimum of 25,000 stock purchase warrants in exchange for services to be provided in the next fiscal year. Under the agreement an additional 75,000 stock purchase warrants may be issued if the Company's stock price reaches certain thresholds. Each stock purchase warrant would enable the holder to purchase one of the Company's common shares at an exercise price of $0.75 per share until May 24, 2005.

   b) Pursuant to agreements with two service providers, the Company is committed to issuing an aggregate of 227,000 common shares in payment for services rendered to the Company during the 2000 fiscal year. The value of the services provided was determined to be $133,500 based upon the market value of the shares earned on the applicable dates of entitlement. These obligations are included in accounts payable and accrued liabilities at May 31, 2000.

   c) The Company is committed to issuing an additional 100,000 shares, without further consideration, to an investor who purchased 100,000 shares for $50,000 cash during the 2000 fiscal year.

AQUATIC CELLULOSE INTERNATIONAL CORP.


Notes to Consolidated Financial Statements, page 6
$ United States

Years ended May 31, 2000 and 1999

================================================================================

6. Notes receivable:

   During the year ended May 31, 1999, the Company loaned $105,450 to three Directors for the exercise of Company stock options (note 4c). These notes are unsecured, do not bear interest and are due on July 24, 2001.

7. Statement of cash flows:

   Cash flows from operating activities under the indirect method are as follows:

   =========================================================================================
                                                                          2000       1999
   -----------------------------------------------------------------------------------------
   Loss for the year                                                   $(985,748)  $(463,469)
    Non-cash items
     Amortization                                                          1,904       2,160
     Common stock issued for services                                    463,700     188,046
    Financing fees paid                                                   76,500           -
    (Increase) decrease in accounts receivable                          (261,079)     14,012
    Decrease in deposit                                                        -       9,419
    Increase (decrease) in accounts payable and accrued liabilities      143,625     (39,711)
   -----------------------------------------------------------------------------------------
    Cash used in operating activities                                  $(561,098)  $(309,543)
   =========================================================================================

   During the fourth quarter, the Company issued common shares in exchange for services amounting to $463,700. In the year ended May 31, 1999, the Company issued common shares in exchange for services amounting to $188,046 and issued shares on the exercise of stock options in the amount of $105,450 in exchange for notes receivable. As these transactions did not involve cash, they have not been reflected in the statements of cash flows.

8. Income taxes:

   The Company has non-capital losses available to reduce future years' income for income tax purposes. Management is unable to assert that it is more likely than not that the Company will realize the benefit of these loss carry forwards and, as such, a valuation allowance equal to the total loss carry forwards has been provided. These losses expire as follows:

   ===================================================================
   2003                                                     $  253,000
   2005                                                        473,000
   2006                                                        484,000
   2007                                                        777,000
   -------------------------------------------------------------------
                                                            $1,987,000
   ===================================================================

9. Comparative figures:

   Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

                         INTERIM FINANCIAL STATEMENTS

AQUATIC CELLULOSE INTERNATIONAL CORP.


Consolidated Balance Sheets
$ United States

February 28, 2001 and May 31, 2000

================================================================================

                                                                February 28,       May 31,
                                                                        2001          2000
                                                    (Unaudited - Prepared by
                                                                 Management)
------------------------------------------------------------------------------------------
Assets

Current assets
   Cash and cash equivalents                                     $    28,266   $   271,864
   Accounts receivable, net of allowance for doubtful
     accounts of $212,792 (May 31, 2000 - $nil)                      119,016       268,813
   Inventory                                                         205,254             -
   ---------------------------------------------------------------------------------------
                                                                     352,536       540,677

Advance on equipment purchase                                        100,000             -

Fixed assets                                                          13,637         4,228

------------------------------------------------------------------------------------------
                                                                 $   466,173   $   544,905
==========================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities
   Accounts payable and accrued liabilities                      $   321,593   $   167,685
   Convertible debentures payable (note 2)                           643,717       500,000
   ---------------------------------------------------------------------------------------
                                                                     965,310       667,685
Stockholders' deficiency
   Capital stock
     10,000,000  preferred shares, issuable in series, with
                 a par value of $0.001 per share authorized
    100,000,000  common shares with a par value of $0.001
                 per share authorized, 42,363,755 shares issued
                 (May 31, 2000 - 37,425,985 shares issued)            42,364        37,426
   Additional paid-in capital                                      3,263,793     2,037,308
   Deficit                                                        (3,840,350)   (2,240,541)
   Accumulated other comprehensive income
     Foreign currency translation adjustment                          35,056        43,027
   ---------------------------------------------------------------------------------------
                                                                    (499,137)     (122,780)
Commitments (note 3)
Subsequent events (note 4)
------------------------------------------------------------------------------------------
                                                                 $   466,173   $   544,905
==========================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Loss
$ United States

Three and nine month periods ended February 28, 2001 and 2000
(Unaudited - Prepared by Management)

====================================================================================================================================
                                                                 Three month periods             Nine month periods
                                                                  ended February 28,             ended February 28,
                                                               -------------------------      -------------------------
                                                                      2001          2000             2001          2000
                                                                             (see note 5)                   (see note 5)
------------------------------------------------------------------------------------------------------------------------------------
Sales                                                          $   106,259   $   353,125      $   245,971   $   353,125
Cost of sales                                                      243,897       138,457          475,578       347,827
------------------------------------------------------------------------------------------------------------------------------------
                                                                  (137,638)      214,668         (229,607)        5,298

Expenses
  Amortization                                                         680           343            2,106           760
  Engineering design                                                     -             -                -        60,693
  Interest and financing fees                                      458,368             -          548,368             -
------------------------------------------------------------------------------------------------------------------------------------
  Selling, general and administrative                              374,647        13,139          819,728        39,917
                                                                   833,695        13,482        1,370,202       101,370
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                            $  (971,333)  $   201,186      $(1,599,809)  $   (96,072)
====================================================================================================================================

Weighted average number
 of shares:
  Basic                                                         41,619,473    36,684,699       39,284,969    36,630,792
  Diluted                                                       41,619,473    36,861,728       39,284,969    36,630,792
  ==================================================================================================================================
Earnings (loss) per share:
  Basic                                                        $     (0.02)  $      0.01      $     (0.04)  $         -
  Diluted                                                      $     (0.02)  $      0.01      $     (0.04)  $         -
  ==================================================================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statement of Stockholders' Deficiency and Comprehensive Loss $ United States

Nine month period ended February 28, 2001
(Unaudited - Prepared by Management)

====================================================================================================================================
                                                                                                 Accumulated
                                          Capital Stock            Additional                         Other            Total
                                   ---------------------------
                                       Number                          Paid-in                 Comprehensive    Stockholders'
                                      of Shares         Amount         Capital       Deficit          Income       Deficiency
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2000                37,425,985     $   37,426      $2,037,308   $(2,240,541)        $43,027      $  (122,780)

Issued for services                     487,000            487         187,443             -               -          187,930

Issued for settlement
  of accounts payable
  and accrued liabilities               227,000            227         133,273             -               -          133,500

Issued upon conversion
  of debentures                       3,712,384          3,712         470,488             -               -          474,200

Issued for no additional
  consideration                         100,000            100            (100)            -               -                -

Issued in lieu of cash
  payment of interest on
  convertible debentures
  payable                               411,386            412          42,934             -               -           43,346

Share issue costs                             -              -         (24,553)            -               -          (24,553)

Financing cost of warrants
  granted in conjunction with
  convertible debentures
  (note 2)                                    -              -          55,000             -               -           55,000

Beneficial conversion
  feature of convertible
  debentures payable
  (note 2)                                    -              -         362,000             -               -          362,000
------------------------------------------------------------------------------------------------------------------------------------
                                     42,363,755         42,364       3,263,793    (2,240,541)         43,027        1,108,643

Comprehensive loss:
    Net loss                                  -              -               -    (1,599,809)              -       (1,599,809)
    Foreign currency translation
      adjustment                              -              -               -             -          (7,971)          (7,971)
-----------------------------------------------------------------------------------------------------------------------------
    Comprehensive loss                        -              -               -    (1,599,809)         (7,971)      (1,607,780)
-----------------------------------------------------------------------------------------------------------------------------
Balance, February 28,
  2001                               42,363,755     $   42,364      $3,263,793   $(3,840,350)        $35,056      $  (499,137)
====================================================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Nine month periods ended February 28, 2001 and 2000
(Unaudited - prepared by management)

--------------------------------------------------------------------------------------------------------------------------
                                                                            2001                         2000
--------------------------------------------------------------------------------------------------------------------------
Operating activities:

   Loss for the period                                             $     (1,599,809)              $     (96,072)
   Non-cash items:
      Amortization                                                            2,106                         760
      Amortization of financing cost of warrants granted in
       conjunction with convertible debentures payable                       22,917                           -
      Beneficial conversion feature of convertible debentures               362,000                           -
      Interest paid by issuance of common shares                             43,346                           -
      Services paid by issuance of common shares                            187,930                           -
   Changes in non-cash working capital:
      Decrease (increase) in accounts receivable                            149,797                    (254,740)
      Increase in inventory                                                (205,254)
      Increase in accounts payable and accrued liabilities                  287,408                      20,967
      -------------------------------------------------------------------------------------------------------------------
                                                                           (749,559)                   (329,085)
Financing:
   Issuance of common shares                                                (24,553)                    250,000
   Issuance of convertible debentures payable                               650,000                           -
   ------------------------------------------------------------------------------------------------------------------------
                                                                            625,447                     250,000
Investing:
   Purchase of fixed assets                                                 (11,515)                          -
   Advances on equipment purchase                                          (100,000)                          -
   ------------------------------------------------------------------------------------------------------------------------
                                                                           (111,515)                          -
Effect of exchange rate changes on cash balances                             (7,971)                     (5,213)

---------------------------------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents                                      (243,598)                    (84,298)

Cash and cash equivalents, beginning of period                              271,864                     100,906

---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                           $         28,266               $      16,608
---------------------------------------------------------------------------------------------------------------------------

Supplementary information:
   Interest paid                                                   $              -               $           -
   Income taxes paid                                                              -                           -
   ------------------------------------------------------------------------------------------------------------------------

Non-cash financing activities:
   Common shares issued for services                                        187,930                           -
   Common shares issued for settlement of accounts
    payable and accrued liabilities                                         133,500                           -
   Common shares issued on conversion of convertible debentures             474,200                           -
   Common shares issued to pay interest payable on
    convertible debentures                                                   43,346                           -
   Beneficial conversion feature of convertible debentures                  362,000
   Financing cost of warranted granted in conjunction with
    convertible debentures payable                                           55,000                           -
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Nine month period ended February 28, 2001
(Unaudited - Prepared by Management)

--------------------------------------------------------------------------------

Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the underwater harvesting and/or salvaging of submerged timber.

1. Significant accounting policies:

   a)  Going concern

       These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As at February 28, 2001, the Company had a working capital deficiency of $612,774 and a deficit of $3,840,350. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

  b)   Basis of presentation

       The accompanying financial statements as at February 28, 2001 and for the three and nine month periods then ended are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with accounting principles generally accepted in the United States of America have been made. These financial statements have been prepared consistent with the accounting policies described in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended May 31, 2000 and should be read in conjunction therewith.

   c)  Translation of Financial Statements

       The Company's functional currency is the United States dollar. The Company's subsidiary, Aquatic Cellulose Ltd., operates in Canada and its operations are conducted in Canadian currency. However, its functional currency has been determined to be United States dollars. The method of translation applied is as follows:

       i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.5361 (May 31, 2000 - $1.4965).

       ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transaction occurred.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Nine month period ended February 28, 2001
(Unaudited - Prepared by Management)

--------------------------------------------------------------------------------

1.  Significant accounting policies (continued):

    c)  Translation of Financial Statements (continued)

        iii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

        iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

        To November 30, 2000, the functional currency of Aquatic Cellulose Ltd. was the Canadian dollar. Accordingly, the net adjustment to November 30, 2000 arising from the translation was recorded as a translation adjustment which is included in accumulated other comprehensive income.

    d)  Earnings (loss) per share

        Basic earnings (loss) per share is calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share for the three month period ended February 29, 2000 is calculated on the basis of the weighted average number of shares outstanding plus the effect of any potentially dilutive stock options, warrants and convertible debentures outstanding during the period. As the Company has a net loss for the three and nine month periods ended February 28, 2001 and for the nine month period ended February 28, 2000, basic and diluted net loss per share are the same.

    e)  Warrants issued in conjunction with convertible debt

        The Company allocates the proceeds received from convertible debt between the liability and the warrants issued in conjunction with the debt, based on their relative fair values, at the time of issuance. The amount allocated to the warrants is recorded as additional paid in capital and as a discount to the related convertible debt. The discount is amortized to interest expense on a yield basis over the term of the related convertible debt.

    f)  Inventory

        Inventory is stated at the lower of cost or market determined by the first-in, first-out method.

2.      Convertible debentures payable:

    Convertible debentures payable bear interest at 12%, due on a quarterly basis, and are secured by a first priority interest in the Company's accounts receivable, inventory, fixed assets and general intangibles. $525,800 of the debentures are convertible into the Company's common shares at the lesser of $0.60 per share and 70% of the average of the lowest three inter-day sales prices during the twenty trading days immediately preceding the conversion date. The remaining $150,000 of the debentures are convertible at the lesser of $0.083 per share and 67.67% of the average of the lowest three inter-day sales prices during the twenty days immediately preceding the conversion date. If unpaid when due, the debentures will automatically convert to common shares.

AQUATIC CELLULOSE INTERNATIONAL CORP.


Notes to Consolidated Financial Statements
$ United States

Nine month period ended February 28, 2001
(Unaudited - Prepared by Management)

--------------------------------------------------------------------------------

2.      Convertible debentures payable (continued):

    The debentures are due as follows:
    ----------------------------------------------------------------------------
    Due date                                       Amount
    ----------------------------------------------------------------------------

    May 4, 2001                                                $   25,800
    September 29, 2001                                            500,000
    January 25, 2002                                              150,000

    Discount related to warrants granted in conjunction with
    the issuance of the convertible debentures payable            (32,083)

    ----------------------------------------------------------------------------
                                                               $  643,717
    ----------------------------------------------------------------------------

    In conjunction with the above debentures, the Company granted the following common share purchase warrants to the debenture holders:


    ----------------------------------------------------------------------------
                                     Outstanding                    Outstanding
                        Price per        May 31,                   February 28,
    Expiry Date             share           2000  Issued Exercised         2001
    ----------------------------------------------------------------------------
    May 4, 2003              $  0.69     250,000       -         -      250,000
    September 29, 2003       $  0.69           - 250,000         -      250,000
    January 25, 2004         $  0.35           -  75,000         -       75,000
    ----------------------------------------------------------------------------
                                         250,000 325,000                575,000
    ----------------------------------------------------------------------------

    The convertible debentures contain a beneficial conversion feature as the debentures are convertible into common shares at prices that are less than market price at the date of issuance, and the debenture holders were granted common share purchase warrants. Accordingly, interest expense of $362,000 and a corresponding increase in additional paid-in capital has been recorded in the consolidated statements of loss and stockholders' deficiency and comprehensive loss for the period. The convertible debentures payable proceeds attributable to the warrants was estimated to be $55,000 of which $22,917 was amortized to interest expense during the period. The fair value of the warrants granted was determined using the Black Scholes method using the following assumptions: the three year life of the warrants, volatility factor of 115%, risk free rate of 5.5% and no expected dividend yield.

3.  Commitments:

    a) Pursuant to a consulting agreement, the Company is committed to issuing a minimum of 25,000 common share purchase warrants in exchange for services to be provided during the remainder of the 2001 fiscal year. Under the agreement, an additional 75,000 common share purchase warrants may be issued if the Company's stock price reaches certain thresholds. Each common share purchase warrant enables the holder to purchase one of the Company's common shares at an exercise price of $0.75 per share until May 24, 2005.

AQUATIC CELLULOSE INTERNATIONAL CORP.


Notes to Consolidated Financial Statements
$ United States

Nine month period ended February 28, 2001
(Unaudited - Prepared by Management)

--------------------------------------------------------------------------------


3.   Commitments (continued):

     b) Pursuant to a manufacturing agreement with a company which is wholly-owned by the Company's CEO and largest shareholder, the Company is committed to providing the financing for the construction and acquisition of an Aquatic Timber Harvesting Machine at a cost of $750,000.

4.   Subsequent events:

     a) Subsequent to February 28, 2001, the Company issued 1,700,000 common shares to settle amounts accrued in accounts payable and accrued liabilities of $115,600. No gain or loss resulted on settlement.

     b) On March 14, 2001, the Company received cash proceeds of $100,000 for convertible debentures. The debentures bear interest at 12%, due on a quarterly basis, are secured as disclosed in note 2 and are convertible into the Company's common shares at the lesser of $0.083 per share and 67.67% of the average of the lowest three inter-day sales prices during the twenty days immediately preceding the conversion date. In conjunction with the issuance of the debentures, the Company granted to the debenture holders 50,000 common share purchase warrants with an exercise price of $0.35 per share and an expiry date of March 14, 2004.

          The debentures contain a beneficial conversion feature as they are convertible into common shares at prices that are less than market price at the date of issuance. Accordingly, interest expense of $86,000 and a corresponding increase in additional paid-in capital will be recorded in the financial statements in the next quarter.

5.   Comparative figures:

          Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current period.

               PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
               -------------------------------------------------

Indemnification of Directors and Officers

Nevada Corporation Law permits a corporation organized under Nevada Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not improper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                     $   853.86
Printing and Engraving Expenses          $ 2,000.00
Legal Fees and Expenses                  $10,000.00
Accounting Fees and Expenses             $15,000.00
Transfer Agent Fees                      $ 2,000.00
Blue Sky Fees                            $ 2,000.00
Miscellaneous                            $ 5,000.00

                                         ----------
Total                                    $36,853.86


Recent Sales of Unregistered Securities

     A total of 28,848,336 shares of common stock, par value $.001 (the "Shares"), have been issued by Aquatic since July 31, 1998 for cash or services rendered to Aquatic, absent registration under the Securities Act of 1933, as amended (the "Securities Act"). Part of these shares were offered pursuant to the exemption provided by Rule 504 of Regulation D (10,523,336 Shares) where such offering price in the aggregate did not exceed $1,000,000 and all purchasers were accredited investors as defined in Rule 501(a) of Regulation D, with the remaining shares offered pursuant to the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering for payment of services provided by vendors and/or consultants. The Shares issued are as follows.


     In August, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share or $27,000. Additionally, 420,000 restricted Shares were issued to Chelsey Technology Corp. for services valued at $.027 per share (a 55% discount to market) which amounted to $11,340 as payment for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In October, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share. 500,000 restricted Shares were issued to P. Daoust valued at $.027 per Share (approximately 50% of market value) as compensation for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In November, 1998, Aquatic issued 500,000 restricted Shares to NIKA Resources Ltd. for cash at $.10 per share (a negotiated settlement amount). Aquatic issued 500,000 restricted Shares to Big Rock Marketing Inc. for cash at $.027 per share and 28,000 restricted shares to Phoenix Media Group, Ltd. at $.027 per share for services rendered to the Company ($.027 was approximately market value and these shares represented fair value for services rendered).
The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In December, 1998, Aquatic issued 3,000,000 restricted shares to various consultants for public relations services rendered valued at $.027 share per share, 240,000 restricted Shares to Sean Ackles for cash at $.10 per share and 250,000 restricted shares to Big Rock Marketing Inc. for cash at $.053 per share. The issuance price represented approximately market value of the shares at the time of issuance. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In January, 1999, Aquatic issued 1,350,000 restricted shares to various consultants and vendors for services and product rendered. These shares were valued at $.027 per share (approximately market value and represented fair value for services rendered). These shares were issued pursuant to the exemption
                      -
provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In February, 1999, Aquatic issued 10,523,336 shares to various investors pursuant to the exemption to registration provided under Rule 504 of Regulation
D of the Securities Act of 1933, as amended.   These shares were sold for cash
at $.024 per share (sale price was set at approximately a 30% discount to market at the time of filing).

     In April 1999, Aquatic issued 6,515,000 shares of restricted stock pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." as follows: 1) the Company issued 3,515,000 restricted shares to various Officers of the Company who exercised options granted in February, 1999 for services rendered in their positions. These shares were valued at $.03 per share, which was market value on the date the options were granted; 2) the Company issued 1,000,000 restricted shares valued at $.03 per share to Consultants for public relations services rendered to the Company; 3) 1,500,000 and 500,000 restricted shares were issued to Big Rock Marketing Group for cash at $.10 and $.20 per share.

     In May, 1999, Aquatic issued 500,000 restricted shares to Big Rock Marketing Group valued at $.03 per share (price reflected market price) for public relations services rendered to the Company and these shares represented fair value for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering."

     In May, 2000, we issued 100,000 restricted Shares valued at $.50 per share (price reflected market value) for cash to Matt Lothian pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering."

     In December through May, 2000, the Company issued 722,000 restricted shares valued at an average of $.642 per share (price reflected market price) for services, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering."

     In March, 2001, we issued 1,700,000 shares of restricted stock at $.068 per share, of which 850,000 shares were issued to Creative Advertising consultants (Ted Klar) and, 850,000 shares were issued to B&H (Ted Klar) pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering."

     In June, 2001 Aquatic issued 2,500,000 shares of restricted stock at $.06 per share for the purchase of equipment.

   Exhibits:
   3.1.1 *     Articles of Incorporation filed February 28, 1997  (1)
   3.1.2 *     Certificate Amending Articles of Incorporation filed on November 19, 1997 (1)
   3.1.3       Certificate Amending Articles of Incorporation filed on March 2001
   3.2   **    Bylaws (1)
   4.1   **    Form of Common Stock Certificate (1)
   4.2   **    Form of Warrant Agreement with Form of Warrant Election to
               Purchase, May, 2000 (1)
   4.3         Form of Warrant Agreement with Form of Warrant Election to Purchase, January, 2001
   4.4         Form of Warrant Agreement with Form of Warrant Election to Purchase, March, 2001
   5.1         Opinion re: Legality
   10.1  **    Form of Secured Convertible Debenture Purchase Agreement, May 2000. (2)
   10.2  **    Form of Registration Rights Agreement, May 2000.  (2)
   10.3  **    Form of 12% Convertible Debenture, May, 2000 (2)
   10.4  **    Form of Security Agreement, May 2000. (2)
   10.5        Form of Security Purchase Agreement, January, 2001
   10.6        Form of Registration Rights Agreement, January, 2001
   10.7        Form of 12% Convertible Debenture, January, 2001
   10.8        Agreement to purchase equipment, May, 2001 Addendum June/04/01
   23.1        Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
   23.2        Consent of KPMG LLP

   (*)         Previously filed with the Commission on August 16, 1999 as part of
               Aquatic Cellulose
               International Corp.'s Registration Statement (File N0.000-27063) on Form
               10SB12G and incorporated by reference herein.

   (**) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose International Corp.'s Registration Statement
               (File N0.333-44184) on Form and incorporated by reference herein.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)


(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

   (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking  (e)

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vernon, B.C. VIT 5N6, on June 12, 2001.


                            Aquatic Cellulose International Corp.


                            By:   /s/ Gary Ackles
                                     ------------
                                      Gary Ackles
                                      Director, Chief Executive Officer,
                                      President and Chief Accounting Officer

  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

/s/ Gary Ackles            Director, Chief Executive Officer,      June 12, 2001
    -----------
    Gary Ackles            President and Chief Accounting Officer

/s/ Claus Wagner-Bartak    Director                                June 12, 2001
    -------------------
    Claus Wagner-Bartak

Exhibits:
3.1.1 *    Articles of Incorporation filed February 28, 1997  (1)
3.1.2 *    Certificate Amending Articles of Incorporation filed on November 19, 1997 (1)
3.1.3      Certificate Amending Articles of Incorporation filed on March 2001
3.2    **  Bylaws (1)
4.1    **  Form of Common Stock Certificate (1)
4.2    **  Form of Warrant Agreement with Form of Warrant Election to Purchase, May, 2000 (1)
4.3        Form of Warrant Agreement with Form of Warrant Election to Purchase, January, 2001
4.4        Form of Warrant Agreement with Form of Warrant Election to Purchase, March, 2001
5.1        Opinion re: Legality
10.1  **   Form of Secured Convertible Debenture Purchase Agreement, May 2000. (2)
10.2  **   Form of Registration Rights Agreement, May 2000.  (2)
10.3  **   Form of 12% Convertible Debenture, May, 2000 (2)
10.4  **   Form of Security Agreement, May 2000. (2)
10.5       Form of Security Purchase Agreement, January, 2001
10.6       Form of Registration Rights Agreement, January, 2001
10.7       Form of 12% Convertible Debenture, January, 2001
10.8       Agreement to purchase equipment, May, 2001 Addendum June/04/01
10.9       Addendum to May 2001 Agreement to purchase equipment, dated May 31, 2001.
23.1       Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
23.2       Consent of KPMG LLP

(*) Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement
           (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.
(**) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose International Corp.'s Registration Statement
           (File N0.333-44184) on Form SB2 and incorporated by reference herein.